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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A


               For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                               NETWORK PLUS CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                                                  04-3430576
-----------------------                                      -------------------
(State of incorporation                                       (I.R.S. Employer
    or organization)                                         Identification No.)

                              234 Copeland Street
                          Quincy, Massachusetts 02167
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               (Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]

Securities Act registration statement file number to which this form relates:
                                                                    333-32042
                                                                 ---------------
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                              Name of Each Exchange on Which
to be so Registered                              Each Class, is to be Registered
-------------------                              -------------------------------



Securities to be registered pursuant to Section 12(g) of the Act:

     Depository Shares each representing 1/10 of a share of 7 1/2% Series A Cumulative Convertible Preferred Stock (liquidation preference $50 per share)
  ----------------------------------------------------------------------------
                                (Title of Class)

    7 1/2% Series A Cumulative Convertible Preferred Stock, $0.01 par value per share (liquidation preference $500 per share)
       ------------------------------------------------------------------
                                (Title of Class)


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Item 1: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description under the heading "Description of Depositary Shares" relating to the Registrant's Depositary Shares in the Prospectus (the "Prospectus") filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, relating to the Registrant's Registration Statement on Form S-3 (File No. 333-32042) is incorporated herein by reference.

     The description under the heading "Description of 7 1/2% Convertible Preferred Stock" relating to the Registrant's 7 1/2% Series A Cumulative Convertible Preferred Stock in the Prospectus is incorporated herein by reference.

Item 2: EXHIBITS.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

     1. Amended and Restated Certificate of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Registration Statement on Form S-l") (File No. 333-79479).

     2. Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-1.

     3. Certificate of Designation for 7 1/2% Series A Cumulative Convertible Preferred Stock (filed herewith as Exhibit 4.3).

     4. Deposit Agreement for Depositary Shares representing 7 1/2% Series A Cumulative Convertible Preferred Stock, among the Registrant, American Stock Transfer & Trust Company, as Depositary, and the Holders from time to time of the Depositary Shares, dated as of April 6, 2000 (filed herewith as Exhibit 4.4).


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       Network Plus Corp.

Date: April 13, 2000                   By: /s/ James J. Crowley
      --------------                       --------------------------------
                                           James J. Crowley
                                           Executive Vice President,
                                           Chief Operating Officer and Secretary